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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|


Check the appropriate box:
|_|     Preliminary proxy statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive proxy statement
|X|     Definitive additional materials
|_|     Soliciting material pursuant to ss. 240.14a-12


                               GA FINANCIAL, INC.
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                (Name of Registrant as Specified in Its Charter)


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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
                 N/A
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(2)   Aggregate number of securities to which transactions applies:
                 N/A
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                 N/A
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(4)   Proposed maximum aggregate value of transaction:
                 N/A
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(5)   Total fee paid:
                 N/A
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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
                 N/A
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(2)   Form, schedule or registration statement no.:
                 N/A
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(3)   Filing party:
                 N/A
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(4)   Date filed:
                 N/A
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

                            [GA Financial Letterhead]






                                 April 10, 2003

Dear Fellow Shareholder:

         BY NOW, YOU PROBABLY ARE AWARE THAT A DISSIDENT GROUP OF SHAREHOLDERS IS TRYING TO PREVENT THE RE-ELECTION OF THE CHAIRMAN OF THE BOARD OF DIRECTORS OF OUR COMPANY BY SOLICITING YOUR PROXY WITH A GREEN PROXY CARD. LAWRENCE SEIDMAN IS PRINCIPALLY RESPONSIBLE FOR THE ORGANIZATION OF THIS DISSIDENT GROUP. WE BELIEVE THE REMOVAL OF OUR CHAIRMAN FROM THE COMPANY'S BOARD WILL DISRUPT THE MANAGEMENT OF THE COMPANY AND SUBSTANTIALLY IMPAIR THE COMPANY'S ABILITY TO CONTINUE TO SHOW THE KIND OF RETURNS THE COMPANY REPORTED FOR 2002.

         VOTE ONLY THE WHITE PROXY CARD!
                       -----

         o Mr. Seidman has criticized the Company's performance without recognizing the positive changes the Company undertook to position it for improved earnings, or that earnings have improved substantially.

         o UNDER THE LEADERSHIP OF CHAIRMAN JOHN KISH, THE COMPANY'S CHIEF EXECUTIVE OFFICER, THE COMPANY REPORTED RECORD EARNINGS PER SHARE FOR 2002.

              VOTE FOR THE REELECTION OF MR. KISH AND OUR OTHER BOARD NOMINEE, MR. HESS, WITH THE WHITE PROXY CARD.
                   -----

         o Mr. Seidman has urged that the Company must aggressively pursue a stock repurchase program.

         o SINCE JOHN KISH TOOK OVER AS CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, THE COMPANY HAS REPURCHASED MORE THAN 40% OF THE COMPANY'S COMMON STOCK AND IS CONTINUING TO MAKE REPURCHASES.

              VOTE FOR THE REELECTION OF MR. KISH AND OUR OTHER BOARD NOMINEE, MR. HESS, WITH THE WHITE PROXY CARD.
                   -----

         o Mr. Seidman has claimed that if elected, he would work to increase, among other things, earning assets and deposits.

         o    SINCE CHAIRMAN JOHN KISH TOOK OVER IN 1998:

              o   NET LOANS HAVE INCREASED MORE THAN $150.0 MILLION
              o   DEPOSITS HAVE INCREASED MORE THAN $60 MILLION
              o   WE HAVE IMPROVED OUR EFFICIENCY RATIO
              o   WE HAVE RECRUITED HIGHLY TALENTED COMMERCIAL BANKERS, WHICH
                  WILL FURTHER INCREASE OUR LOANS OUTSTANDING AND FEE INCOME
              o   WE HAVE CONTINUED TO BRING VALUE TO OUR SHAREHOLDERS WITH THE
                  PAYMENT OF 27 CONSECUTIVE QUARTERLY DIVIDENDS THAT HAVE
                  INCREASED 7 TIMES.
              o   BOOK VALUE PER SHARE HAS INCREASED FROM $15.05 TO $19.54

         VOTE FOR THE REELECTION OF MR. KISH AND OUR OTHER BOARD NOMINEE, MR. HESS, WITH THE WHITE PROXY CARD.
               -----

         o Mr. Seidman claims he just wants the Board to examine the Company's strategic options and suggests we are opposed to a sale.

              WE ARE NOT OPPOSED TO A SALE. HOWEVER, WE ARE OPPOSED TO A FORCED SALE IN THIS MARKET AT A TIME WHEN WE ARE CREATING VALUE THROUGH EARNINGS GROWTH.

              o HISTORICALLY, WHEN SEIDMAN HAS GAINED A BOARD SEAT THROUGH A THREATENED OR ACTUAL PROXY FIGHT, THE COMPANY WAS SOLD WITHIN 18 MONTHS. IN OTHER CASES, EVEN WHEN SEIDMAN HAS LOST HIS PROXY FIGHT, THE TARGETED COMPANIES HAVE BEEN QUICKLY SOLD, THEREBY ELIMINATING THEIR FUTURE EARNINGS POTENTIAL.

              o BANKS AND THRIFTS IN THE PITTSBURGH MARKET TRADE AT LOWER MULTIPLES TO BOOK RELATIVE TO OTHER MARKETS, WHICH MAY RESULT IN OPPORTUNITIES FOR THE COMPANY TO GROW THROUGH ACQUISITIONS IN OUR LOCAL MARKET AREA.

              o SEIDMAN'S SUGGESTION THAT THE COMPANY SELL OUT WHEN PRICES ARE LOW IS AGAINST THE INTERESTS OF OUR SHAREHOLDERS.

         THE BOARD UNANIMOUSLY SUPPORTS ITS NOMINEES AND URGES SHAREHOLDERS TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD. THE ONLY WAY YOU CAN
                                   -----
SUPPORT THE REELECTION OF MANAGEMENT'S NOMINEES IS TO VOTE ON THE WHITE PROXY
                                                                  -----
CARD.

                                          Sincerely,

                                          /s/ The Board of Directors

                                          The Board of Directors
                                          G.A. Financial, Inc.

================================================================================
IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

                              GEORGESON SHAREHOLDER

                           17 STATE STREET, 10TH FLOOR
                               NEW YORK, NY 10004
                           (866) 324-5898 (TOLL FREE)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800
================================================================================


                          SUPPORT THE BOARD'S NOMINEES

                            VOTE THE WHITE PROXY CARD
                                     -----

                          DISCARD THE GREEN PROXY CARD

   EVEN IF YOU HAVE ALREADY VOTED, PLEASE COMPLETE AND MAIL THE ENCLOSED CARD.
                           ONLY YOUR LAST CARD COUNTS.